As filed with the Securities and Exchange Commission on August 28, 2009	Registration No.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

MANTHEY REDMOND CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	3510	26-4722406
State or other jurisdiction of	Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

10940 Wilshire Boulevard, Suite 1600
Los Angeles, California 90024
(310) 443-4116

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Michael Johnston
10940 Wilshire Boulevard, Suite 1600
Los Angeles, California 90024
(310) 443-4116

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with copy to
Lee W. Cassidy, Esq.
Cassidy & Associates
215 Apolena Avenue
Newport Beach, California
202/387-5400
949/673-4525 Fax

Approximate Date of Commencement
of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under  the  Securities  Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under  the  Securities  Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions “large accelerated filer,”“accelerated file,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):
Large accelerated filer ☐	Accelerated filed ☐
Non-accelerated filed ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of Each Class of	to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	Per Unit(1)	Offering Price	Fee (2)
Common Stock held by
Selling Shareholders	3,729,200 shares	$0.0001	$372.92	$0

Total			$372.92	$0

(1)
There is no current market for the securities and the price at which the Shares are being offered has been arbitrarily set d by the Company at par value and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

(2)	No fee paid as amount is less than $1.00.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed.  A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion, Dated ______ , 2009

MANTHEY REDMOND CORPORATION
3,729,200  shares of Common Stock

This prospectus relates to 3,729,200 shares of common stock of Manthey Redmond Corporation ("Manthey Redmond (US)" or the “Company”), a Delaware company  (the “Company”), $.0001 par value per share, to be sold by the holders of such stock (the "selling shareholders").  The selling shareholders' shares offered by this Prospectus may be sold from time to time by the selling shareholders at a price of $0.0001 per share until such time as the Company’s shares are listed on the OTC Bulletin Board or a national exchange and thereafter at prevailing market prices or at privately negotiated prices, in one or more transactions that may take place on the over-the-counter market including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale of such.  Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with such sales.

No underwriting arrangements have been entered into by any of the selling shareholders.  The selling shareholders and any intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered and any profits realized or commissions received may be deemed underwriting compensation.
			Proceeds to selling
	Assumed Price		shareholders before
	To Public	Commissions	expenses and commissions
Per Share	$0.0001	Not applicable	0.0001
Total	$373	Not applicable	$373

The Company will not receive any of the proceeds from the sale of shares by the selling shareholders.  All costs incurred in the registration of the selling shareholders shares being offered by the selling shareholders are being borne by the Company.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

These securities involve a high degree of risk.  See “RISK FACTORS” contained in this prospectus beginning on page __.

Michael Johnston
10940 Wilshire Boulevard, Suite 1600
Los Angeles, California 90024
(310) 443-4116

Prospectus dated __________________, 2009

TABLE OF CONTENTS

Prospectus Summary	1
Risk Factors	2
Forward Looking Statement	4
Use of Proceeds	4
Determination of Offering Price	4
Dilution	4
Selling Shareholders	5
Plan of Distribution	10
Description of Securities	10
The Business	11
The Company	13
Plan of Operation	15
Management's Discussion and Analysis of Financial Condition and Results of Operations	15
Management	16
Executive Compensation	17
Security Ownership of Certain Beneficial Owners and Management	17
Certain Relationships and Related Transactions	18
Shares Eligible for Future Sales	19
Interest of Named Experts and Counsel	19
Experts	19
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	19
Financial Statements	21
Part II	22
Other Expenses of Issuance and Distribution	22
Indemnification of directors and Officers	22
Recent Sales of Unregistered Securities	22

Exhibits	24
Signatures	27

_________________

Until _______________,  all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision.  A potential investor should read the following summary together with the more detailed information regarding the Company and the common stock being sold in this offering, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

The Company
The Business

Manthey Redmond (US) is a development stage company incorporated in Delaware in April, 2009 to research, design, manufacture, and market technology now leased and to be developed by the Company.  Manthey Redmond (Aust) Pty Ltd., an Australian corporation ("Manthey Redmond (Aust)"), is the patent owner and developer of the Manthey Redmond Eco-Engine, a fuel-efficient, lightweight, low-emission, multi-fuel engine smaller and less expensive than conventional internal combustion engines initially targeted for marine applications.  The Company has entered into development and investment agreements with Manthey Redmond (Aust) for the development, manufacture, use, sale, and sublicense of the Manthey Redmond Eco-Engine and all developed technology and products related to the technology patent (the "Technology") for a royalty payment to Manthey Redmond (Aust) of 5% of annual gross profits.  Manthey Redmond (Aust) has agreed to fund to the Company monthly payments of $40,000 up to a maximum of $4,200,000 to assist the Company in its commercialization and development of the Technology.

Manthey Redmond (US) has entered into a development agreement with Manthey Holdings Pty Limited for the exclusive use of  Manthey Holdings' engineering facility and employees for research and development of and related to the Technology.  Manthey Holdings is a 29.6% shareholder in the Company.

The principal offices of the Company are located at 10940 Wilshire Boulevard, Suite 1600, Los Angeles, California 90024 and its telephone number is 310/443-4116.

Trading Market

Currently, there is no trading market for the securities of the Company.  The Company intends to initially apply for admission to quotation of its securities on the OTC Bulletin Board.  There can be no assurance that the Company will qualify for quotation of its securities on the OTC Bulletin Board.  See “RISK FACTORS” and “DESCRIPTION OF SECURITIES”.

The Offering

Sixty-two shareholders of the Company are offering up to 3,729,200 shares of common stock held by them ("the Shares").  These Shares are offered at a sales price of $0.0001 until such time as the Company's common stock is quoted on the OTC Bulletin Board after which time such selling shareholders may sell their shares at prevailing market or privately negotiated prices, in one or more transaction that may take place on the over-the-counter market including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.  Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with such sales.

Common stock outstanding before the offering	10,250,000

Common Stock offered by selling shareholders	3,729,200

Proceeds to Manthey Redmond (US)	Manthey Redmond (US) will not receive any proceeds from the sale of the shares by selling shareholders.

Summary Financial Information

The following summary financial data should be read in conjunction with additional discussions of the financial status of the Company and the Financial Statements and Notes thereto, included elsewhere in this prospectus.  The Company was formed on April 20, 2009 and is a development stage company with no operating revenues or profits. At June 30, 2009, the Company had $39,963 cash in bank accounts.  Company has entered into an investment agreement with Manthey Redmond (Aust) by which the Company receives a monthly investment amount of $40,000.  The Company has also entered into an agreement with Manthey Holdings Pty Limited for the exclusive use of its research facilities and staff at a monthly fee of $30,000.

RISK FACTORS

A purchase of any Shares is an investment in the Company’s common stock and involves a high degree of risk. Investors should consider carefully the following information about these risks, together with the other information contained in this prospectus, before the purchase of the Shares.  If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer. In this case, the market price of the common stock could decline, and investors may lose all or part of the money they paid to buy the Shares.

The Company is a development-stage company with no operating history of its own and as such an investor cannot assess the Company’s profitability or performance.

Because the Company is a development-stage company with no operating history, it is impossible for an investor to assess the performance of the Company or to determine whether the Company will meet its projected business plan.  The Company has limited financial results upon which an investor may judge its potential. The likelihood of its success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which it will operate. Since Manthey Redmond does not have an operating history, it cannot assure an investor that its business will be profitable or that it will ever generate sufficient revenues to meet our expenses and support its anticipated activities.

The Investment Agreement between the Company and Manthey Redmond (Aust) Pty Ltd is governed by and enforceable under the laws of Queensland, Australia and as such enforcement of the $40,000 monthly investment payment may be difficult or impossible.

Pursuant to the investment contract between the Company and Manthey Redmond (Aust) Pty Ltd, Manthey Redmond (Aust) makes a monthly payment to the Company of $40,000 for assistance in the development and commercialization of the Technology.  Should Manthey Redmond (Aust) Pty Ltd stop making or reducing such investment payments, the Company would be required to enforce the contract in Queensland, Australia and such enforcement may be too costly for the Company to undertake.  In addition, if the Company determined to enforce the contract in Queensland, Australia, it may be unaware of the rules, regulations and laws of Australia that would put it at a significant disadvantage in obtaining a favorable judgment. The  loss of funding source for the Company would impact its ability to proceed with its business plan in developing and marketing the commercial applications of the Eco-Engine and developing additional technology.

The controlling directors and beneficial shareholders of Manthey Redmond (Aust) Pty Ltd are the directors and officers of the Company which creates a conflict of interest.

The directors and beneficial and controlling shareholders of Manthey Redmond (Aust) are Steven Charles Manthey, Timothy John Eric Redmond and Geoffrey Redmond who are also the directors of the Company.  As such they control the actions of Manthey Redmond (Aust).  If for any reason, they should determine not to continue the research, development and commercialization of the Manthey Redmond Eco-Engine, they could effect Manthey Redmond (Aust) board action to terminate or breach the agreements with the Company providing the monthly investment of $40,000 and the licensing rights to the patent Eco-Engine and Technology; and as directors of the Company, they would also be in a position to determine whether to pursue legal enforcement of either or both of the agreements. In effect, they could breach the development agreement and/or the patent licensing agreement with the Company with no likely enforcement actions.  As directors of the Company, Messrs. Redmond and Mr. Manthey have an obligation and duty to act in the best interests of the Company and make the best business judgment for it; however, they each have this same duty and obligation to Manthey Redmond (Aust) as directors of it as well and a breach of the agreements with the Company may be in the best interests and be the best business judgment for that company despite its ramifications to the Company.  This would result in a conflict between the two companies and the directors would be in a position to have to assist one at the expense of the other.

The Company is a development stage company and has a correspondingly small financial and accounting organization. Being a public company may strain the Company's resources, divert management’s attention and affect its ability to attract and retain qualified directors.

The Company is a development stage company with a newly formed and developing finance and accounting organization; the rigorous demands of being a public reporting company will require a large and experienced finance and accounting group. As a public company, the Company will be subject to the reporting requirements of the Securities Exchange Act of 1934. The requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs, and have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on the Company's personnel, systems and resources.

The Securities Exchange Act requires, among other things, that the Company maintain effective disclosure controls and procedures and internal control over financial reporting. In order to establish the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the Company's business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for the Company to obtain director and officer liability insurance. If the Company is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

Government regulation could negatively impact the technology.

The Manthey Redmond Eco-Engine has been developed to comply and surpass environmental standards and regulations for  air, water and noise as well as meet and surpass regulations and guidelines for fuel efficiency and consumption.  However, unforeseen changes in these regulations and standards could have an impact on the business if any such changes were not able to be met by the Eco-Engine.

There has been no prior public market for the Company’s Shares and the lack of such a market may make resale of the stock difficult.

No prior public market has existed for the Company’s securities and the Company cannot assure any investor that a market will develop subsequent to this offering.  An investor must be fully aware of the long-term nature of an investment in the Company.  The Company intends to apply for quotation of its common stock on the OTC Bulletin Board.  However, the Company does not know if it will be successful in such application, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board. If for any reason the common stock is not listed on the OTC Bulletin Board or a public trading market does not otherwise develop, investors in the offering may have difficulty selling their common stock should they desire to do so.  If the Company is not successful in its application for quotation on the OTC Bulletin Board, it will apply to have  its securities quoted by the Pink OTC Markets, Inc., real-time quotation service for over-the-counter equities.

The Company does not intend to pay dividends to its stockholders, so investors will not receive any return on investment in the Company prior to selling their interest in it.

The Company does not project paying dividends but anticipates that it will retain future earnings for funding the Company’s growth and development.  Therefore, investors should not expect the Company to pay dividends in the foreseeable future.  As a result, investors will not receive any return on their investment prior to selling their Shares in the Company, if and when a market for such Shares develops.  Furthermore, even if a market for the Company’s securities does develop, there is no guarantee that the market price for the shares would be equal to or more than the initial per share investment price paid by any investor.  There is a possibility that the shares could lose all or a significant portion of their value from the initial price paid in this offering.

The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company's common stock may be below $5.00 per share.  If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended.  These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions.  Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions).  For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale.  The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

Forward-Looking Statements

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated.  Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate.  The Company’s businesses can be affected by, without limitation, such things as natural disasters, economic trends, international strife or upheavals, consumer demand patterns, labor relations, existing and new competition, consolidation, and growth patterns within the industries in which the Company competes and any deterioration in the economy may individually or in combination impact future results.

USE OF PROCEEDS

The Company will not receive any proceeds from the sale of the Shares by the selling shareholders.

DETERMINATION OF OFFERING PRICE

There is no public market for the Company’s common stock and the price at which the Shares are being offered has been arbitrarily determined by the Company based on the Company’s belief in its internal projections, anticipated growth and market potential.  This price does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company but represents solely the opinion of management that the Company will be able to develop and market the Eco-Engine and other technology and that such engine will be successful in its application.

DIVIDEND POLICY

The Company does not anticipate that it will declare dividends in the foreseeable future but rather intends to use any future earnings for the development of the business.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is already issued and outstanding.  The Company will not be issuing any additional shares of common stock as part of this offering nor will the Company be receiving any funds from the sale of any shares.  The sale of the shares will not result in any diminution or increase in net tangible book value to the Company and consequently there will be no dilution to investors or shareholders.

SELLING SHAREHOLDERS

The Company is registering for offer and sale by 62 holders thereof 3,729,200 shares of common stock held by such shareholders.

The Company will not receive any proceeds from the sale of the Shares.  The selling shareholders have no agreement with any underwriters with respect to the sale of the Shares.  The selling shareholders may from time to time offer their Shares through underwriters, dealers or agents, which may receive compensation in the form of underwriting discounts, concessions or commissions from them and/or the purchasers of the Shares for whom they may act as agents.  The selling shareholders and any agents, dealers or underwriters that participate in the distribution of the Shares may be deemed to be "underwriters" under the Securities Act and any profit on the sale of the Shares by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

All  the Shares registered hereby will become tradeable on the effective date of the registration statement of which this prospectus is a part.

The following table sets forth ownership of the shares held by each person who is a selling shareholder.

	Owned Before the Offering		Offered Herein	After the Offering (2)
	Number	Percentage	Number	Shares	Percentage
Name and Address	of Shares	Of Class (1)	of Shares	Owned	Of Class (3)

Ruza Studenovich	290,000	2%	290,000	0	0%

A & J Stone Trust
A & J Stone Holdings, Trustee	290,000	2%	290,000	0	0%

Con and Vick Elfes	40,000	*	40,000	0	0%
307a Port Hacking Road
Miranda, NSW, Australia 2228

The Byron Real Estate
Consulting Group Pty	290,000	2%	290,000	0	0%
310 Olsen Avenue
Parkwood, QLD Australia 4212

Sharyn Alayne Johnston	84,000	*	84,000	0	0%
34 Tribulation Circuit
Buderim, QLD Australia 4556

Peter Geoffrey Craig	100,000	*	100,000	0	0%

Peter McDonald	100,000	*	100,000	0	0%

Peter Darcy	10,000	*	10,000	0	0%

Sally Manthey	1,500	*	1,500	0	0%
533 Bonogin Road
Bonogin, QLD Australia 4213

Jodie Manthey	1,500	*	1,500	0	0%

John Daniels	160,000	1.5%	160,000	0	0%

Ferriter Super Fund
Paul Ferriter Pty Ltd, Trustee	133,000	1.3%	133,000	0	0%

Allied Securities Inc	200,000	1.9%	200,000	0	0%

Branko Jose Pavnovic	362,500	3.5%	362,500	0	0%

Elly Marie Hohai	100,000	*	100,000	0	0%
PO Box 2588 Burleigh Heads
Burleigh Heads, QLD Australia 4213

Donald Jessup	1,500	*	1,500	0	0%

Tiber Creek Corporation	250,000	2.4%	250,000	0	0%
215 Apolena Avenue
Newport Beach, CA 92662

Anthony Stefanac	400,000	3.9%	400,000	0	0%

Vicky Narelle Baker and
Stephen James Baker	10,000	*	10,000	0	0%
11 Mace Drive
Buderim, QLD Australia 4556

Geoffrey Alan Johnston
and Ada Ida Stella Johnston	10,000	*	10,000	0	0%
31 Belrose Boulevard
Varsity Lakes, QLD Australia 4220

Arthur and Con Nicolis	39,000	*	39,000	0	0%
11 Brisbane Street
Chifley, NSW Australia 2036

Kim Redmond-Fewtrell	71,500	*	71,500	0	0%
261 Woolooware Road
Cronulla, NSW Australia 2230

Brendan Tresoglavic	3,250	*	3,250	0	0%
12 Helen Court
Castle Hill, NSW Australia 2154

Simon Tresoglavic and
Anna Tresoglavic	9,750	*	9,750	0	0%
12 Helen Court
Castle Hill, NWS Australia 2154

Julian Walters	6,500	*	6,500	0	0%
54/102 Miller Street
Pyrmont, NSW Australia 2009

Alexsandar Citroski	26,000	*	26,000	0	0%
48 Dalpra Crescent
Bossley Park, NSW Australia 2176

Elizabeth Paskoski	6,500	*	6,500	0	0%
48 Dalpra Crescent
Bossley park, NSW Australia 2176

Anne Rice	3,250	*	3,250	0	0%
2 Great Western Highway
Emu Plains, NSW Australia 2750

Julieanne Stone	5,200	*	5,200	0	0%
4 Brown Place
Baulkham Hills, NSW Australia 2153

Marsha Roberts	1,950	*	1,950	0	0%
39b Gilba Road
Girraween, NSW, Australia 2145

Maureen Egan	4,550	*	4,550	0	0%
7 Phoenix Crescent
Erskine Park, NSW Australia 2759

Amanda Scuglia	650	*	650	0	0%
33 Roper Road
Colyton, NSW Australia 2760

Telesia Veamatahau and
Sione Ahovelo	6,500	*	6,500	0	0%
134 Junction Road
Ruse, NSW Australia 2560

Tevita Veamatahau	1,300	*	1,300	0	0%
680 Bents Basin Road
Wallacia, NSW Australia 2745

Sili Venusi Veamatahau	6,500	*	6,500	0	0%
680 Bents Basin Road
Wallacia, NSW Australia 2745

Brandon Howard	650	*	650	0	0%

Nau Toutai Ahovelo	650	*	650	0	0%
4 Antrim Street
Hebersham, NSW Australia 2770

Gaiu Dinu	650	*	650	0	0%

Losh Hazen Matthews	6,500	*	6,500	0	0%
58 Flora Street
Kirrawee, NSW Australia 2232

Kevin Ellem and Beryl Ellem	6,500	*	6,500	0	0%
5 Golf Street
Tamworth, NSW, Australia 2340

Tobias Essington Breen	100,000	*	100,000	0	0%
60-62 Alexander Avenue
Taren Point, NSW, Australia 2229

Vasil Perovski	3,600	*	3,600	0	0%
4 Fiddick Place
Menai, NSW, Australia 2234

Paul Battisti and
Samantha Battisti	13,000	*	13,000	0	0%
11a Helen Court
Castle Hills, NSW, Australia 2154

Nathan Ghosn	6,500	*	6,500	0	0%
6 Nymboida Crescent
Sylvania Waters, NSW, Australia 2224

Sylvania Marina	6,500	*	6,500	0	0%
25 Harrow Street
Sylvania, NSW, Australia 2224

Chad Parrish	6,500	*	6,500	0	0%
10 Vista Place
Little Hartley, NSW, Australia 2790

GJA Developments Pty Ltd	6,500	*	6,500	0	0%
PO Box 1289
Castle Hill, NSW, Australia 1765

Joshua Redmond	9,500	*	9,500	0	0%
4 Fitzroy Place
Sylvania Waters, NSW, Australia 2224

Jack Warfield	6,500	*	6,500	0	0%
4 Cristina Street
Longueville, NSW, Australia 2066

Marko Matach	3,250	*	3,250	0	0%
48a Olola Avenue
Vaucluse, NSW, Australia 2030

Anna Gamulin	3,250	*	3.250	0	0%
11/39-241 Doncaster Avenue
Kensington, NSW, Australia 2033

Nada Studenovic	3,250	*	3,250	0	0%
12 Helen Court
Castle Hill, NSW, Australia 2154

Janja Studenovic	6,500	*	6,500	0	0%
9/113 Doncaster Avenue
Kensington, NSW, Australia 2154

Martin Dunning	6,500	*	6,500	0	0%
PO Box 129
Caringbah, NSW, Australia 2229

Newstew Family Trust,
Newstew Pty Ltd , Trustee	32,500	*	32.500	0	0%
Level 1, 65 Kembla Street
Wollongong, NSW, Australia 2500

Drago Bozic	6,500	*	6,500	0	0%
83 Eastern Avenue
Kingsford, NSW, Australia 2032

Mladenko Radas	6,500	*	6,500	0	0%
18 Allwood Crescent
Lugano, NSW, Australia 2210

Peter Bottele Superannuation Fund,
Peter and Tess Bottele, Trustee	16,250	*	16,250	0	0%
Level 1, 65 Kembla Street
Wollongong, NSW, Australia 2500

Fock Family Superannuation Fund,
Zugspitze Holdings Pty, Trustee	16,250	*	16,250	0	0%
Level 1, 65 Kembla Street
Wollongong, NSW, Australia 2500

Neilson Family Trust
Filmduke Pty Limited, Trustee	32,500	*	32,500	0	0%
Level 1, 65 Kembla Street
Wollongong, NSW, Australia 2500

Global IP Traders Corporation	380,000	4%	380,000	0	0%
PO Box 2588
Burleigh Heads, QLD, Australia 4220

Darryl Andrew Wandrey	16,000	*	16,000	0	0%
15 Boronia Crescent
Marcoola, QLD, Australia 4564

Total	3,729,200	36.38%	3,729,200	0	0%

PLAN OF DISTRIBUTION

The Company intends to maintain the currency and accuracy of this prospectus and to sell the Shares for a period of up to two years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

The offering will terminate 24 months following the date of this prospectus unless earlier closed.

Selling Shareholders

The Shares offered by the selling shareholders will be offered at $.0001 until such time as the Company's stock is quoted on the OTC Bulletin Board.

The selling shareholders may from time to time offer the Shares through underwriters, brokers, dealers, agents or other intermediaries. The distribution of the Shares by the selling shareholders may be effected in one or more transactions that may take place through customary brokerage channels, in privately-negotiated sales, by a combination of these methods or by other means.  Transactions occurring after the stock is quoted on the OTC Bulletin Board, if at all, will be effected at market prices prevailing at the time of sale. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the Shares.

The Company will not receive any portion or percentage of the proceeds from the sale of the selling shareholders'  Shares.  Of the 3,729,200 Shares included in the registration statement of which this prospectus is a part, none are held by officers, directors or affiliates of the Company.

Resales of the Securities under State Securities Laws

The National Securities Market Improvement Act of 1996 ("NSMIA") limits the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. Resales of the Shares in the secondary market will be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker).

DESCRIPTION OF SECURITIES

Capitalization

The Company is authorized to issue 100,000,000 shares of common stock of which 10,250,000 shares were outstanding as of the date of the registration statement of which this prospectus is a part.   The Company is authorized to issue 20,000,000 shares of undesignated preferred stock, none of which has been designated nor issued.

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.  The Company may issue additional shares of common stock which could dilute its current shareholder's share value.

Additional Information Describing Securities

Reference is made to applicable statutes of the state of Delaware for a description concerning statutory rights and liabilities of shareholders.

No Trading Market

There is currently no established public trading market for the Company’s securities. A trading market in the securities may never develop.

Admission to Quotation on the OTC Bulletin Board

If the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

THE BUSINESS

Current Operations

The Company is a development stage company and has not commenced operations and has not received any revenue from operations.  The Company has entered into a licensing agreement with Manthey Redmond (Aust) for the development and commercialization of the Manthey Redmond Eco-Engine and related technology. The Company has also entered into an investment agreement with Manthey Redmond (Aust) by which the Company receives a monthly investment amount of $40,000.   The Company entered into an agreement with Manthey Holdings Pty Limited for the exclusive use of its research facilities and staff at a monthly fee of $30,000.

Manthey Redmond Eco-Engine

The Manthey Redmond Eco-Engine was developed by Steven Charles Manthey in Australia.  On June 26, 2009, Manthey Redmond (Aust) applied for an Australian provisional patent on the Eco-engine and related technology. On July 6, 2009, the corporation was issued with provisional patent number 2009903136.  The Manthey Redmond Eco-Engine is a fuel-efficient, lightweight, low-emission, multi-fueled, small and inexpensive engine primarily for use in marine applications competitive with an conventional internal combustion engines.  The Manthey Redmond Eco-Engine is based on the opposed-piston engine configuration providing much greater torque (power) production relative to its cylinder displacement than traditionally configured engines.  In effect, the Manthey Redmond Eco-Engine converts thermal energy to kinetic energy more efficiently.  The Manthey Redmond Eco-Engine can run on any fuel but is particularly suited to diesel and natural gas.

At present, three prototypes of the Manthey Redmond Eco-Engine have been manufactured.  All prototypes are currently being tested at Manthey Holding's  research facility.  The Company believes that development of the prototypes has reached a stage that their performance can be independently tested by government agencies and academic institutions.  The Company believes that such tests will validate the Company's testing of superior performance on many levels from the conventional internal combustion engine including brake thermal efficiency.

Patent Licensing Agreement with Manthey Redmond (Aust) Pty Limited

On May 1, 2009, the Company entered into a Patent Licensing Agreement with Manthey Redmond (Aust).  Manthey Redmond is the owner, developer and patent applicant of the Eco-Engine and all related technology (the "Technology") developed and to be developed.  Pursuant to the agreement, Manthey Redmond (Aust) has granted to the Company, a license to develop, manufacture, have manufactured, use and sell or supply the Technology in return for a royalty fee equal to 5% of the Company's gross profits earned as a result of the license agreement.  The Company has the right to sublicense its rights under the agreement and is entitled to information and use of any inventions or improvements on the Technology made by Manthey Redmond (Aust) without additional charge.  Manthey Redmond (Aust) Pty Limited will apply for valid patents pursuant to each invention or improvements on the Technology.  The agreement may be terminated at the option of Manthey Redmond (Aust) in the event that the Company becomes insolvent, or seeks protection from its creditors under any United States federal or state bankruptcy act or if an outside administrator or controller is voluntary or involuntarily appointed to control the Company.  The agreement is subject to and governed by the law of Queensland, Australia.

Investment Agreement with Manthey Redmond (Aust) Pty Limited

On May 1, 2009, the Company entered into an Investment Agreement with Manthey Redmond (Aust) by which Manthey Redmond (Aust) has agreed to invest a non-refundable amount of $40,000 per month beginning July 1, 2009, aggregating $4,200,000 (USD) to assist the Company in commercializing products based on the Technology.  Manthey Redmond (Aust) may terminate this agreement in the event that the Patent Licensing Agreement is terminated.  The agreement is subject to and governed by the law of Queensland, Australia.

Development Agreement with Manthey Holdings Pty Limited

On July 1, 2009, the Company entered into a Development Agreement with Manthey Holdings Pty Limited ("Manthey Holdings") by which, commencing May 1, 2009, Manthey Holdings will provide exclusive use of its engineering facility and employees for the purpose of research and development related to the Technology for which the Company will pay Manthey Holdings $30,000 per month up to a maximum of $540,000 at which time the agreement shall terminate.  The agreement will also terminate in the event that the Patent Licensing Agreement is terminated.  Manthey Holdings has agreed to build and test prototypes based on the Technology at its research facility.  The agreement is subject to and governed by the law of Queensland, Australia.

The Market

The Company believes that there is substantial discussion and pressure in the United States and worldwide to develop better fuel efficient and greener engines for all internal combustion end use applications including automobiles, marine engines, aircraft, and others.  Reports circulate continuously in the news, internet, magazines and elsewhere about new ways and methods to increase engine efficiency, decrease pollution and generally improve usability, with the result, the Company believes, that the public has become somewhat immune to such announcements. Because of this saturation of market reports on products that very often don't match the results promised, the Company believes that it may be more difficult to establish the Manthey Redmond Eco-Engine as a true alternative to the traditional internal combustion engine for marine usage.  The Company has manufactured three prototypes that will be independently tested by government agencies and academic institutions to validate the superior performance of the Manthey Redmond Eco-Engine and overcome any market reluctance to an alternative to the traditional internal combustion engine.

Competition

The Manthey Redmond Eco-Engine will be competing with traditional internal combustion engines as well as  redesigned and newly designed internal combustion engines.  The Company believes that with the often increasing price of fuel and emphasis on developing greener and more efficient engines for automobile as well as marine and other uses, many companies will be allocating funds to the research, development and marketing of better traditional internal combustion engines and newly designed alternative engine types.  These companies likely would have more resources, financial and otherwise, than the company and more marketing and distribution channels already developed and available.

Marketing

The Company has established two offices: Los Angeles, California and Sydney, Australia.  From each of its offices, the Company intends to market to manufacturers and government agencies for the purpose of forming joint development agreements.  The Company anticipates that it will conduct workshops with selected manufacturers and government agencies throughout 2009 with a view to the formation of joint development agreements as a precursor to license agreements. Beginning approximately in January, 2010, the Company also intends to promote its marine products directly to marine dealers and to participate in a number of international boat shows that year.

THE COMPANY

Background

The Company was formed in April, 2009, to take over the development and commercial introduction to the market including licensing to manufacturers of the Manthey Redmond Eco-Engine and related technology previously performed by Manthey Redmond (Aust).  As such the Company has entered into a licensing and an investment agreement with Manthey Redmond (Aust), as discussed below.

Manthey Redmond (Aust) is an Australian company formed March 17, 2008 as the successor to Manthey Redmond Pty Ltd which was formed in October, 2007, as a joint venture between Manthey Holdings Pty Ltd and Tobana Pty Ltd. to design, manufacturer and commercialize the Technology.

Manthey Redmond (Aust) is beneficially wholly owned by Steven Charles Manthey, Geoffrey Redmond and Timothy John Eric Redmond, all directors and beneficial shareholders of the Company, through their affiliated entities Manthey Holdings Pty Ltd and the Redmond Family Holdings Pty Ltd (an assign of Tobana Pty Limited).  Steven Charles Manthey, Geoffrey Redmond and Timothy John Eric Redmond are the directors of Manthey Redmond (Aust).

Pursuant to the terms of the original joint venture creating Manthey Redmond (Aust), Tobana Pty provided capital and Manthey Holdings provided the research facility, staff and equipment for the development, testing and prototype production of the Manthey Redmond Eco-Engine.

Since October, 2007 and as of July, 2009, Redmond Family Holdings Pty Ltd has contributed $50,000 per month, plus $500,000 for manufacturing equipment initially to Manthey Redmond Pty Limited and then to Manthey Redmond (Aust) aggregating $1,550,000.  Redmond Family Holding Pty Ltd will continue its monthly contributions to Manthey Redmond (Aust) which in turn will make monthly investments in the Company of $40,000.

Redmond Family Holdings Pty Ltd is beneficially owned by Geoffrey Redmond and Timothy John Eric Redmond who are founding shareholders of Redmond Company Pty Ltd, an Australian company which owns hotels that incorporate gaming in Sydney, Australia with an estimated value range of $100 to $200 million.

Employees

Other than Steven Charles Manthey who serves as president and treasurer, the Company has no employees.

Property

The Company has an office in Sydney, Australia and leases 165 square feet of office space at 10940 Wilshire Boulevard, Suite 1600, Los Angeles, California 90024 at a rental rate of $1,096.  The research facility used by the Company is located in Queensland, Australia.  The Company anticipates that this facility will be used to produce outboard diesel marine engines.

Subsidiaries

The Company does not have any subsidiaries.

Patents and Trademarks

The Company has entered into a licensing agreement with Manthey Redmond (Aust) for the licensing of the Manthey-Redmond Eco-Engine.  Manthey Redmond (Aust) has applied for provisional patent protection of the Manthey Redmond Eco-Engine, filed June 26, 2009.

Industry Regulation and Taxation

The development and testing of the Manthey Redmond Eco-Engine is located in Australia but the Company hopes to market its application to manufacturers in Australia, the United States and other countries.  Each country has its own regulations regarding engines including noise, fuel and combustion efficiency, air and particulate pollution, exhaust and smog converters, and so forth.  The Company believes that the design of the Manthey Redmond Eco-Engine is so superior in efficiency and pollution issues than the standardly used internal combustion engine, that it will have no difficultly meeting and surprising any and all restrictions and regulations imposed by local and national governments in those areas in which the Company hopes to market the engine.

Reports to Security Holders

The Company intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests it.  The Company will not be a reporting issuer with the Securities and Exchange Commission until its registration statement on Form S-1 is declared effective.

The Company has filed a registration statement on Form S-1, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of its common stock. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. Reference is made to the Company’s registration statement and each exhibit attached to it for a more detailed description of matters involving the Company. A potential investor may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20002. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. The Company’s registration statement and the referenced exhibits can also be found at the web site address.

PLAN OF OPERATION

Business Plan

The Company intends to have its three developed Manthey Redmond Eco-Engine prototypes tested for performance validation by government agencies and academic institutions.  After such testing results are received, the Company intends to begin marketing the Eco-Engine to manufacturers in the United States and Australia to license the technology for production.

The Company intends to continue its research of other applications stemming from the opposed-piston engine confirmation technology used in the Manthey Redmond Eco-Engine as well as improving and developing the Eco-Engine.

The Company anticipates that it will begin manufacturing of commercial products based on the Technology, possibly including the Eco-Engine or similar applications.  The Company may form a subsidiary as its manufacturing arm including, but not limited to, a subsidiary to manufacture outboard diesel engines both in the Gold Coast Australia and in the United States.

Potential Revenue

The Company expects to generate income in four possible ways:

1.	Licensing fees from manufacturers in return for the right to produce and sell the Company's Technology. The Company expects that license fees will be determined by territory size and market potential.

2.	Royalty payments for each Eco-Engine produced and sold. The Company expects royalty payments to be determined by engine capacity and application.

3.	Sale of commercial products manufactured by the Company.

4.	Fees from companies that purchase the right to sell products manufactured by the Company or a subsidiary.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Current Operations

 The Company was formed on April 20, 2009 and is a development stage company with no operating revenues or profits.  The Company has developed three prototypes of the Manthey Redmond Eco-Engine which will be tested for performance validation by government agencies and academic institutions.  After validation of the tests, the Company will market the Eco-Engine to manufacturers in the United States and Australia.

Liquidity and Capital Resources

At June 30, 2009, the Company had $39,963 cash in bank accounts.

Pursuant to an investment agreement with Manthey Redmond (Aust), the Company receives $40,000 per month, up to an aggregate of $4,200,000 for the development of the Eco-Engine.  Pursuant to a development agreement with Manthey Holdings, the Company pays $30,000 per month for research and testing facilities, staff and support.

Expenses and Capital Expenditures

Other than the development agreement for use of the testing facilities at Manthey Holdings, the Company has not incurred any large expenses nor made or planned any large capital expenditures.

Results of Operations

The Company was incorporated in 2009 to succeed Manthey Redmond (Aust) in the development and commercialization of the Manthey Redmond Eco-Engine and related Technologies.

The Company intends to continue research and development of the Manthey Redmond Eco-Engine during 2009.  The Company expects that its cash flow requirements to fund general operations in 2009 will total approximately $440,000 including outside consulting fees and expenditures for equipment. Management expects to fund these costs with cash or cash equivalent reserves.

The Company believes that the current trends in the market are increasing the demand for greater fuel efficient engines with better environmental performance.  The Eco-Engine converts thermal energy to kinetic energy more efficiently than other engines currently available in the global market which provides better fuel efficiency and less negative environmental impact.  The Company anticipates that the market trend for such type engines will increase thereby increasing the demand for the Eco-Energy.

MANAGEMENT

The following table sets forth information regarding the members of the Company’s board of directors and its executive officers:

Date Directorship
Name	Age	Position	Commenced

Steven Charles Manthey		President, treasurer, director	April 24, 2009
Timothy John Eric Redmond		Director	April 24, 2009
Geoffrey Redmond		Director	April 24, 2009

The number of directors to compose the Company’s Board of Directors is not fewer than one nor more than five.  Directors do not receive any compensation.  Directors may be shareholders of the Company.

The directors will serve until the annual meeting of the shareholders and until their respective successors have been elected and qualified or until death, resignation, removal or disqualification.

The Company’s by-laws provide that the number of directors to serve on the Board of Directors may be established, from time to time, by action of the Board of Directors. Vacancies in the existing Board are filled by a majority vote of the remaining directors on the Board. The Company’s executive officers are appointed by and serve at the discretion of the Board.

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company.  Neither of the Company’s directors may be deemed to independent.  In the event that the Company applies for listing of its securities on an exchange in which an independent directorship is required, it will seek to have such directors elected or appointed.

Committees and Terms

The Board of Directors has not established any committees.

The Company anticipates that the annual meeting of shareholders will be held in May.  The Company will notify its shareholders that they may present proposals for inclusion in the Company’s proxy statement to be mailed in connection with any such annual meeting; such proposals must be received by the Company at least 90 days prior to the meeting.  No other specific policy has been adopted in regard to the inclusion of shareholder nominations to the Board of Directors.

Background of the Directors and Executive Officers

Steven Charles Manthey, 48, has served as president and a director of the Company since its formation.  Since 1994, Mr. Manthey has been engaged in the research and development of internal combustion engines.  From 2001 to 2004, Mr. Manthey was a director of Advanced Engine Technologies, Inc.

Geoffrey Redmond, 51, has served as a director of the Company since its formation.  Since 1989, Mr. Redmond has been a director of the Redmond Company, an Australian corporation that owns and operates hotels in Sydney, Australia that incorporate gaming facilities with an estimated value range of $100 to $200 million.

Timothy John Eric Redmond, 45, has served as a director of the Company since its formation.  Since 1989, Mr. Redmond has been a director of the Redmond Company, an Australian corporation that owns and operates hotels that incorporate gaming facilities in Sydney, Australia with an estimated value range of $100 to $200 million.

Legal Proceedings

As of the date of this prospectus, the Company is not a party to any lawsuits or legal proceedings.

EXECUTIVE COMPENSATION

Remuneration of Officers

Steven Charles Manthey is the sole officer of the Company.  Mr. Manthey has not received any remuneration from the Company but is the sole shareholder and director of Manthey Holdings Pty Ltd. and is the beneficiary of the Manthey Holdings Trust and may be deemed the beneficial owner of the 3,040,000 shares of the Company's common stock owned by it.  Pursuant to the development agreement, Manthey Holdings Pty Ltd. receives $30,000 per month from the Company for use of its testing and research facilities.

Anticipated Officer and Director Remuneration

Although not presently offered, the Company anticipates that its officers and directors may be provided with a group health, vision and dental insurance program.

Employment Agreements

The Company has not entered into any employment agreements with the officers and key personnel.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of the Company’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

		Number of		Percent of	Percent of
		Shares of		Class Before	Class After
	Position	Common Stock		Offering (1)	Offering

Steven Charles Manthey	President, treasurer,	3,040,000	(2)	29.6%	29.6%
	director
Timothy John Eric Redmond	Director	2,590,800	(3)	25.2%	25.2%
Geoffrey Redmond	Director	2,880,800	(4)	28%	28%
North American Motors		600,000		6%	6%

Total Officers and directors as a group (3 persons)		5,920,800		57.7%	57.7%

(1)	The total number of outstanding shares of common stock as of June 30, 2009 is 10,250,000.
(2)
Manthey Holdings Trust owns 3,040,000 shares; Manthey Holdings Pty Ltd. serves as the trustee for the Manthey Holdings Trust.  Steven Charles Manthey is the sole shareholder and director of Manthey Holdings Pty Ltd. and is the beneficiary of the Manthey Holdings Trust and may be deemed the beneficial owner of the shares owned by it.

(3)
The Redmond Family Investment Trust owns 2,590,800 shares; Redmond Family Holdings Pty Ltd serves as the trustee for the Redmond Family Investment Trust.  Timothy John Eric Redmond and Geoffrey Redmond are the only shareholders and directors of Redmond Family Holdings Pty Ltd and are the sole beneficiaries of such trust and may therefore be deemed to be the beneficial owner of those shares.

(4)
The Redmond Family Investment Trust owns 2,590,800 shares; Redmond Family Holdings Pty Ltd serves as the trustee for the Redmond Family Investment Trust.  Timothy John Eric Redmond and Geoffrey Redmond are the only shareholders and directors of Redmond Family Holdings Pty Ltd and are the sole beneficiaries of such trust and may therefore be deemed to be the beneficial owner of those shares. Alison Redmond, wife of Geoffrey Redmond, owns 290,000 shares of the Company's common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Timothy John Eric Redmond and Geoffrey Redmond are brothers and are the sole directors and shareholders of Redmond Family Holdings Pty Ltd which owns 360 shares (40%) of the 900 outstanding shares of Manthey Redmond (Aust).   In 2007, Redmond Family Holdings Pty Ltd agreed to invest $50,000 monthly in Manthey Redmond (Aust) for the research and development of the Manthey Redmond Eco-Engine.  Manthey Redmond (Aust) has entered into an investment agreement with the Company to invest $40,000 monthly to continue research, development and commercialization of the Eco-Engine.

Steven Charles Manthey is the sole director and shareholder of Manthey Holdings Pty Ltd which owns 540 shares (60%) of the 900 outstanding shares of Manthey Redmond (Aust).  The Company has entered into an agreement with Manthey Holdings for the exclusive use of its research facility, staff and prototype testing for a monthly fee of $30,000.

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, there are 10,250,000 shares of common stock outstanding of which 5,920,800 shares are beneficially owned by officers and directors of the Company.  Of the outstanding shares, 3,729,200 are being registered for sale by the holders thereof.  At the time this registration statement for the sale of the Shares by the selling shareholders becomes effective, there will remain 6,520,800 shares of the Company's common stock that will be considered “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities may be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. While affiliates of the Company are subject to certain limits in the amount of restricted securities they can sell under Rule 144, there are no such limitations on sales by persons who are not affiliates of the Company.  In the event non-affiliated holders elect to sell such shares in the public market, there is likely to be a negative effect on the market price of the Company's securities.

INTEREST OF NAMED EXPERTS AND COUNSEL

Cassidy & Associates, Washington, D.C., has given its opinion as attorneys-at-law regarding the validity of the issuance of the Shares of common stock offered by the Company.  A member of the law firm of Cassidy & Associates is the sole officer and director of Tiber Creek Corporation, a selling shareholder, and may be considered the beneficial owner of the 250,000 shares of common stock of the Company owned by Tiber Creek Corporation.

EXPERTS

KCCW Accountancy Corp., an independent registered public accounting firm, has audited the Company’s balance sheet as of June 30, 2009, and the related statements of operations, changes in stockholders’ equity and cash flows, for the period from April 20, 2009 (date of inception) to June 30, 2009, which are included in this prospectus.  The financial statements are included in reliance on the report of KCCW Accountancy Corp. given their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

The Company’s Certificate of Incorporation include an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders by reason of a breach of the director’s fiduciary except (i) for any breach of the director’s duty of loyalty to the Company or its shareholders or (ii) for acts or omissions not in good faith or which involve intentional misconduct of (iii) for unlawful payment of dividend or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

The Certificate of Incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act.

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

FINANCIAL STATEMENTS

MANTHEY REDMOND CORPORATION
(A Development Stage Company)

INDEX TO FINANCIAL STATEMENTS
June 30, 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Manthey Redmond Corporation:

We have audited the accompanying balance sheet of Manthey Redmond Corporation (the “Company”) (a development stage company) as of June 30, 2009, and the related statement of operations, changes in stockholders' equity, and cash flows for the period from April 20, 2009 (date of inception) to June 30, 2009.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Manthey Redmond Corporation as of June 30, 2009 and the results of its operations and its cash flows for the period from April 20, 2009 (date of inception) to June 30, 2009 in conformity with accounting principles generally accepted in the United States of America.

/s/KCCW Accountancy Corp.

Diamond Bar, California
August 26, 2009

MANTHEY REDMOND CORPORATION
(A Development Stage Company)

BALANCE SHEET
June 30, 2009

Assets

Current Assets
Cash and cash equivalents	$39,963
Total Current Assets	39,963
Total Assets	$39,963

Liabilities and Stockholders' Equity

Current Liabilities
Advances from related party	$38,950
Total Current Liabilities	38,950
Total Liabilities	38,950

Commitment	-

Stockholders' Equity
Preferred stock - $.0001 par value; 20,000,000 shares authorized, 0 shares
issued and outstanding	-
Common stock - $.0001 par value; 100,000,000 shares authorized,
10,250,000 shares issued and outstanding	1,025
Accumulated deficit	(12)
Total Stockholders' Equity	1,013

Total Liabilities and Stockholders' Equity	$39,963

The accompanying notes are an integral part of these financial statements.

MANTHEY REDMOND CORPORATION
(A Development Stage Company)

STATEMENT OF OPERATIONS
For the Period from April 20, 2009 (Inception) to June 30, 2009

Net revenue	$-

General, selling and administrative expense	-

Operating income	-

Non-operating expense
Other expense	12
Total non-operating expense	12

Net loss	$(12)

Basic and diluted net loss per weighted-average number of common shares	$-

Weighted-average number of common shares outstanding, basic and diluted	4,246,429

The accompanying notes are an integral part of these financial statements.

MANTHEY REDMOND CORPORATION
(A Development Stage Company)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
For the Period from April 20, 2009 (Inception) to June 30, 2009

	Common Stock			Total
			Accumulated	Stockholders'
	Shares	Amount	Deficit	Equity

Balance at April 20, 2009 (Inception)	-	$-	$-	$-

Issuance of common stock	10,250,000	1,025	-	1,025

Net loss for the period ended June 30, 2009	-	-	(12)	(12)

Balance at June 30, 2009	10,250,000	$1,025	$(12)	$1,013

The accompanying notes are an integral part of these financial statements.

MANTHEY REDMOND CORPORATION
(A Development Stage Company)

STATEMENT OF CASH FLOWS
For the Period from April 20, 2009 (Inception) to June 30, 2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(12)

Net cash used in operating activities	(12)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings from related party	38,950
Proceeds from issuance of common stock	1,025

Net cash provided by financing activities	39,975

NET INCREASE IN CASH & CASH EQUIVALENTS	39,963

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	-

CASH & CASH EQUIVALENTS, ENDING BALANCE	$39,963

SUPPLEMENTAL DISCLOSURES:
Interest paid	$-
Income tax paid	$-

The accompanying notes are an integral part of these financial statements.

MANTHEY REDMOND CORPORATION
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Manthey Redmond Corporation (the “Company”) is a development stage company incorporated in the State of Delaware in April, 2009 to research, design, manufacture, and market technology now leased and to be developed by the Company.  Manthey Redmond (Aust) Pty Ltd., an Australian corporation ("Manthey Redmond (Aust)"), is the patent owner and developer of the Manthey Redmond Eco-Engine, a fuel-efficient, lightweight, low-emission, multi-fuel engine smaller and less expensive than conventional internal combustion engines initially targeted for marine applications.

In May, 2009, the Company has entered into development and investment agreements with Manthey Redmond (Aust) for the development, manufacture, use, sale, and sublicense of the Manthey Redmond Eco-Engine and all developed technology and products related to the technology patent (the "Technology") for a royalty payment to Manthey Redmond (Aust) of 5% of annual gross profits.  Manthey Redmond (Aust) has agreed to fund to the Company monthly payments of $40,000 up to a maximum of $4,200,000 to assist the Company in its commercialization and development of the Technology.  All three of the Company’s directors serve as the directors of Manthey Redmond (Aust).

In May, 2009, the Company has entered into a development agreement with Manthey Holdings Pty Limited (“Manthey Holdings”) for the exclusive use of Manthey Holdings' engineering facility and employees for research and development of and related to the Technology at a monthly fee of $30,000.  The Company’s president/director is the sole shareholder and director of Manthey Holdings which serves as the trustee of the Manthey Holdings Trust.  The Company’s president/director is also the beneficiary of the Manthey Holdings Trust and may be deemed the beneficial owner of the 3,040,000 shares, or 29.6% of the Company’s common stock owned by the Manthey Holdings Trust.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

Cash and cash equivalents include unrestricted deposits and short-term investments with an original maturity of three months or less.  The Company minimizes its risk associated with cash and cash equivalents by periodically evaluating the credit quality of its primary financial institution.  The balance at times may exceed federally insured limits.  At June 30, 2009, the balance did not exceed the federally insured limit.

Revenue Recognition

We recognize product revenue when the following fundamental criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) our price to the customer is fixed or determinable and (iv) collection of the resulting accounts receivable is reasonably assured.  We recognize revenue for product sales upon transfer of title to the customer.  Customer purchase orders and/or contracts are generally used to determine the existence of an arrangement.  Shipping documents and the completion of any customer acceptance requirements, when applicable, are used to verify product delivery or that services have been rendered.  We assess whether a price is fixed or determinable based upon the payment terms associated with the transaction and whether the sales price is subject to refund or adjustment.  We will record reductions to revenue for estimated product returns and pricing adjustments in the same period that the related revenue is recorded.  These estimates will be based on historical sales returns when available, analysis of credit memo data, and other factors known at the time.

MANTHEY REDMOND CORPORATION
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Net Loss per Common Share

Basic net loss per share is calculated by dividing net loss by the weighted-average number of common shares outstanding during the period.  Diluted net loss per share reflects the potential dilution of securities by including common stock equivalents, such as stock options, stock warrants and convertible preferred stock, in the weighted average number of common shares outstanding for a period, if dilutive.  At June 30, 2009, there were no potentially dilutive securities.

Recently Issued Accounting Pronouncements

In April 2009, the FASB issued FSP SFAS 157-4, Determining Whether a Market Is Not Active and a Transaction Is Not Distressed, which further clarifies the principles established by SFAS No. 157.  The guidance is effective for the periods ending after June 15, 2009 with early adoption permitted for the periods ending after March 15, 2009.  The adoption of FSP FAS 157-4 is not expected to have a material effect on the Company’s financial position, results of operations, or cash flows.

NOTE 3 – RELATED PARTY TRANSACTIONS

Advances from Related Party

On June 3, 2009, the Company received $38,950 of advances from Manthey Redmond (Aust), all directors of which are also directors of the Company.  The advances were non-interest bearing loan to be repaid at the discretion of the Board of Directors of the Company.

Patent Licensing Agreement

On May 1, 2009, the Company entered into a Patent Licensing Agreement with Manthey Redmond (Aust).  Manthey Redmond is the owner, developer and patent applicant of the Eco-Engine and all related technology (the "Technology") developed and to be developed.  Pursuant to the agreement, Manthey Redmond (Aust) has granted to the Company, a license to develop, manufacture, have manufactured, use and sell or supply the Technology in return for a royalty fee equal to 5% of the Company's gross profits earned as a result of the license agreement.  The Company has the right to sublicense its rights under the agreement and is entitled to information and use of any inventions or improvements on the Technology made by Manthey Redmond (Aust) without additional charge.  Manthey Redmond (Aust) will apply for valid patents pursuant to each invention or improvements on the Technology.  The agreement may be terminated at the option of Manthey Redmond (Aust) in the event that the Company becomes insolvent, or seeks protection from its creditors under any United States federal or state bankruptcy act or if an outside administrator or controller is voluntary or involuntarily appointed to control the Company.  The agreement is subject to and governed by the law of Queensland, Australia.

MANTHEY REDMOND CORPORATION
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS

Investment Agreement

On May 1, 2009, the Company entered into an Investment Agreement with Manthey Redmond (Aust) by which Manthey Redmond (Aust) has agreed to invest a non-refundable amount of $40,000 per month beginning July 1, 2009, aggregating $4,200,000 to assist the Company in commercializing products based on the Technology.  Manthey Redmond (Aust) may terminate this agreement in the event that the Patent Licensing Agreement is terminated.  The agreement is subject to and governed by the law of Queensland, Australia.

Development Agreement

On May 1, 2009 the Company entered into a Development Agreement with Manthey Holdings by which, commencing May 1, 2009, Manthey Holdings will provide exclusive use of its engineering facility and employees for the purpose of research and development related to the Technology for which the Company will pay Manthey Holdings $30,000 per month beginning July 1, 2009 up to a maximum of $540,000 at which time the agreement shall terminate.  Our president/director is the sole shareholder and director of Manthey Holdings which serves as the trustee of the Manthey Holdings Trust.  Our president/director is also the beneficiary of the Manthey Holdings Trust and may be deemed the beneficial owner of the 3,040,000 shares, or 29.6% of the Company’s common stock owned by the Manthey Holdings Trust.

The agreement will also terminate in the event that the Patent Licensing Agreement is terminated.  Manthey Holdings has agreed to build and test prototypes based on the Technology at its research facility.  The agreement is subject to and governed by the law of Queensland, Australia.

NOTE 4 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 100,000,000 shares of common stock with a par value of $.0001 and 20,000,000 shares of preferred stock with a par value of $.0001.  On June 1, 2009, the Company issued 10,250,000 shares of common stock at par value to its sixty-six (66) initial stockholders.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders.  Holders of common stock do not have cumulative voting rights.  Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefore.  In the event of a liquidation, dissolution or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.  Holders of common stock have no preemptive rights to purchase the Company’s common stock.  There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

NOTE 5 – SUBSEQUENT EVENT

Operating Leases

On July 10, 2009, the Company entered into a lease agreement with Premier Business Centers, under which the Company will lease approximately 165 square feet of office space located at 10940 Wilshire Boulevard, Suite 1600, Los Angeles, California 90024 at a monthly rate of $1,050.  The lease term is month-to-month commencing August 3, 2009.

PART II

Item 13.  Other expenses of Issuance and Distribution

The following table sets forth the Company’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Registration Fees	$
State filing fees	$
Edgarizing fees	$
Transfer agent fees	$
Accounting fee	$
Legal fees	$
Printing	$

Item 14.    Indemnification of Directors and Officers

The Company’s articles of incorporation includes an indemnification provision that provides that a director shall not be liable to the Company or any shareholder for monetary damages for breach of fiduciary duty as a director except (i) for any breach of the director’s duty of loyalty to the Company or its shareholders or (ii) for acts or omissions not in good faith or which involve intentional misconduct of (iii) for unlawful payment of dividend or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Item 15.  Recent Sales of Unregistered Securities

The Company has sold the following securities within the past three years which were not registered under the Securities Act of 1933:

Since inception in April, 2009, the Company issued 10,250,000 shares of its common stock at par ($.0001) pursuant to an exemption from registration under Section 3(b) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.  Each of the transactions listed below was a private transaction with a person or entity related to or personally known to the founder of the Company or one of its officers or shareholders.  There was no public solicitation or advertisement.

Names	Number of Shares

Ruza Studenovich	290,000
A & J Stone Trust	290,000
Con and Vick Elfes	40,000
The Byron Real Estate Consulting Group Pty	290,000
Sharyn Alayne Johnston	84,000
Peter Geoffrey Craig	100,000
Peter McDonald	100,000
Peter Darcy	10,000
Sally Manthey	1,500
Jodie Manthey	1,500
John Daniels	160,000
Ferriter Super Fund	133,000
Allied Securities Inc	200,000
Branko Jose Pavnovic	362,500
Elly Marie Hohai	100,000
Donald Jessup	1,500
Tiber Creek Corporation	250,000
Anthony Stefanac	400,000
Vicky Narelle Baker and Stephen James Baker	10,000
Geoffrey Alan and Ada Ida Stella Johnston	10,000
Arthur and Con Nicolis	39,000
Kim Redmond-Fewtrell	71,500
Brendan Tresoglavic	3,250
Simon Tresoglavic and Anna Tresoglavic	9,750
Julian Walters	6,500
Alexsandar Citroski	26,000
Elizabeth Paskoski	6,500
Anne Rice	3,250
Julieanne Stone	5,200
Marsha Roberts	1,950
Maureen Egan	4,550
Amanda Scuglia	650
Telesia Veamatahau and Sione Ahovelo	6,500
Tevita Veamatahau	1,300
Sili Venusi Veamatahau	6,500
Brandon Howard	650
Nau Toutai Ahovelo	650
Gaiu Dinu	650
Losh Hazen Matthews	6,500
Kevin Ellem and Beryl Ellem	6,500
Tobias Essington Breen	100,000
Vasil Perovski	3,600
Paul Battisti and Samantha Battisti	13,000
Nathan Ghosn	6,500
Sylvania Marina	6,500
Chad Parrish	6,500
GJA Developments Pty Ltd	6,500
Joshua Redmond	9,500

Jack Warfield	6,500
Marko Matach	3,250
Anna Gamulin	3,250
Nada Studenovic	3,250
Janja Studenovic	6,500
Martin Dunning	6,500
Newstew Family Trust	32,500
Drago Bozic	6,500
Mladenko Radas	6,500
Peter Bottele Superannuation Fund	16,250
Fock Family Superannuation Fund	16,250
Neilson Family Trust	32,500
Global IP Traders Corporation	380,000
Darryl Andrew Wandrey	16,000
Manthey Holdings Pty Ltd	3,040,000
Redmond Family Holdings Pty Ltd	2,590,800
Alison Redmond	290,000
North American Motors Pty Ltd	600,000

Item 16.  Exhibits and Financial Statement Schedules.

EXHIBITS

3.1	Certificate of Incorporation

3.2	By-laws

10.1	Patent Licensing Agreement between Manthey Redmond Corporation and Manthey Redmond (Aust) Pty Limited

10.2	Investment Agreement between Manthey Redmond Corporation and Manthey Redmond (Aust) Pty Limited

10.3	Development Agreement between Manthey Redmond Corporation and Manthey Holdings Pty Limited

5.0*	Opinion of Counsel on legality of securities being registered

23.1	Consent of Accountants

23.2*	Consent of Attorney (as part of Exhibit 5.0)
____________________
*          To be filed

Item 17.  Undertakings

Undertaking Pursuant to Rule 415 Under the Securities Act of 1933

The undersigned registrant hereby undertakes:

(1).	To file, during any period in which it offers or sales securities, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any additional material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2).
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3).	To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

(4).	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to this offering, other than registration statements relying on Rule 403B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5).	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.:

i	Any preliminary prospectus or prospectus of the undersigned registrant relating to this offering required to be filed pursuant to Rule 424;
ii.	Any free writing prospectus relating to this offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Undertaking Request for acceleration of effective date or filing of registration statement becoming effective upon filing.

The undersigned registrant hereby undertakes:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in ________________________on August 27, 2009.

Date: August 27, 2009	/s/ Steven Charles Manthey
President

Date: August 27, 2009	/s/ Steven Charles Manthey
Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature		Capacity	Date

/s/	Steven Charles Manthey	Director	8/27/09

/s/	Timothy John Eric Redmond	Director	8/27/09

/s/	Geoffrey Redmond	Director	8/27/09